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                                                                  EXHIBIT 23.3


                          CONSENT OF ERNST & YOUNG LLP

         We consent to reference to our firm under the caption "Experts" and to the use of our report dated January 31, 2003, with respect to the financial statements and schedule of New Focus, Inc. incorporated by reference in the Registration Statement (Form F-4) and related Proxy Statement/Prospectus of Bookham Technology plc for the registration of 77,065,228 of its ordinary shares of 1/3p each.

                                                     /s/ Ernst & Young LLP

                                                     ERNST & YOUNG LLP


San Jose, California
October 22, 2003